Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-210313) on Form S-1 of the Frontier Funds (formerly Equinox Frontier Funds) of our reports dated March 31, 2017, relating to our audits of the:

•	Audits of the financial statements of the Frontier Diversified Fund (formerly Equinox Frontier Diversified Fund), Frontier Long/Short Commodity Fund (formerly Equinox Frontier Long/Short Commodity Fund), Frontier Masters Fund (formerly Equinox Frontier Masters Fund), Frontier Balanced Fund (formerly Equinox Frontier Balanced Fund), Frontier Select Fund (formerly Equinox Frontier Select Fund), Frontier Winton Fund (formerly Equinox Frontier Winton Fund), and Frontier Heritage Fund (formerly Equinox Frontier Heritage Fund) of Frontier Funds (formerly Equinox Frontier Funds),

•	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company VII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXIX, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

•	Audit of the consolidated financial statements of the Frontier Funds (formerly Equinox Frontier Funds), included in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2016,

•	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund – Quest Feeder Fund (517) LLC, Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC, Galaxy Plus Fund – LRR Feeder Fund (522) LLC, Galaxy Plus Fund – QIM Feeder Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Feeder Fund (527) LLC, Galaxy Plus Fund – Doherty Feeder Fund (528) LLC, Galaxy Plus Fund – Aspect Feeder Fund (532) LLC, and Galaxy Plus Fund – Quest FIT Feeder Fund (535) LLC for the year ended December 31, 2016, and

•	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Master Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Master Fund (516) LLC, Galaxy Plus Fund – Quest Master Fund (517) LLC, Galaxy Plus Fund – Chesapeake Master Fund (518) LLC, Galaxy Plus Fund – LRR Master Fund (522) LLC, Galaxy Plus Fund – QIM Master Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Master Fund (527) LLC, Galaxy Plus Fund – Doherty Master Fund (528) LLC, Galaxy Plus Fund – Aspect Master Fund (532) LLC, and Galaxy Plus Fund – Quest FIT Master Fund (535) LLC for the year ended December 31, 2016, which appear in the Annual Report on Form 10-K of the Frontier Funds (formerly Equinox Frontier Funds) for the year ended December 31, 2016.

We also consent to the reference to our Firm under the captions “Independent Registered Public Accounting Firm” and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Denver, Colorado

January 12, 2018